UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 20, 2006

The Jackson Rivers Company

(Exact name of registrant as specified in its charter)

Florida	333-70932	65-1102865
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

550 Greens Parkway, Suite 230, Houston, Texas 77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 342-7449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 20, 2006, the SEC concluded its review of our Annual Report on Form 10KSB for the period ended December 31, 2005 as well as our Quarterly Reports on Form 10QSB for the periods ending March 31, 2006, June 30, 2006.

Our financial statements for the period ended June 30, 2006 had previously accounted for the cost of the UTSI acquisition based on the “fair value” of UTSI. Management subsequently determined it more appropriate, and we have revised our financial statements for the period ended June 30, 2006 to, record the cost of UTSI based on the fair value of the shares of our series C preferred stock issued to the former stockholders of UTSI as consideration for the acquisition. The revised financial statements presented in our Quarterly Report on Form 10QSB/A for the period ended June 30, 2006 were filed with the SEC on September 12, 2006. The effects of the restatement on the unaudited consolidated balance sheet of Jackson Rivers as of June 30, 2006 are as follows:

	Previously Reported	Restated
Goodwill	659,281	1,868,986
Additional paid-in-capital	(171,009)	1,038,696

Accordingly, the financial statements presented in our Quarterly Report on Form 10QSB for the period ending June 30, 2006 filed with the SEC on August 22, 2006 should no longer be relied upon.

Our Board of Directors discussed the matters reported under this Section 4.02 with our independent accountants and who are in agreement with their determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JACKSON RIVERS COMPANY

(Registrant)

Date: September 22, 2006	By:	/s/ James E. Nelson
James E. Nelson, President